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                                                                    Exhibit j(1)

                               CONSENT OF COUNSEL

                                AIM FUNDS GROUP
                                ---------------


      We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Balanced Fund, AIM Global Utilities Fund, AIM High Yield Fund, AIM Income Fund, AIM Intermediate Government Fund, AIM Money Market Fund, AIM Municipal Bond Fund, AIM Select Growth Fund and AIM Value Fund, which is included in Post-Effective Amendment No. 77 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-27334), and Amendment No. 77 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1540), on Form N-1A of AIM Funds Group.



                                  /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                  ------------------------------------------
                                  Ballard Spahr Andrews & Ingersoll, LLP



Philadelphia, Pennsylvania
March 9, 2000